Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350

In accordance with 18 U.S.C. Section 1350, the undersigned hereby certify, in the indicated capacities with respect to Value Line, Inc. (the “Issuer”), that the report on Form 10-Q for the quarter ended October 31, 2022 of the Issuer fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the quarterly report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer. This certification is not to be deemed to be filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the quarterly report on Form 10-Q of the Issuer accompanying this certification.

By:	/s/ Howard A. Brecher

Howard A. Brecher
Chairman and Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Stephen R. Anastasio

Stephen R. Anastasio
Vice President & Treasurer
(Principal Financial Officer)

Date: December 12, 2022